Exhibit 5.1

June 2, 2005

Iron Mountain Incorporated

745 Atlantic Avenue

Boston, Massachusetts 02111

Re:	Iron Mountain Incorporated Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-120395

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Iron Mountain Incorporated, a Delaware corporation (the “Company”), of its Common Stock, par value $.01 per share (the “Registered Shares”), that are to be offered and may be issued under the Company’s 2002 Stock Incentive Plan (the “2002 Plan”), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-120395 (the “Registration Statement”) under the Act.

We have acted as counsel to the Company in connection with the Amendment, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amendment, the Certificate of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

We express no opinion herein as to any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws, and the federal law of the United States, and we express no opinion as to state securities or blue sky laws.

Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the 2002 Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to our firm in the Prospectus forming a part of the Amendment. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP